UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 8, 2008

Cell Genesys, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Forbes Boulevard, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 266-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 8, 2008, Cell Genesys, Inc. (the "Company") entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises (the "Termination Agreement") with ARE-San Francisco No. 41, LLC ("Alexandria"), to terminate that certain Lease dated March 3, 2001 by and between the Company and Alexandria (as successor-in-interest to Drawbridge/Forbes, L.L.C.), as amended on February 20, 2002 and February 24, 2003 (as amended, the "Lease"). The Lease governed the terms and conditions under which the Company leased certain premises from Alexandria located at 500 Forbes Boulevard, South San Francisco, California (the "Premises) that houses the Company’s corporate headquarters. The lease was filed on May 15, 2001 as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2001.

Under the terms of the Termination Agreement, the Lease will terminate on January 2, 2009 (the "Termination Date"). In consideration of the early termination of the Lease, the Company paid to Alexandria a total fee of $14,714,705.50. Further, on or before March 16, 2009, Alexandria has agreed to return and have cancelled the standby letter of credit in the amount of $1,899,357.00 that secured the Company’s obligations under the Lease, unless earlier applied to remedy any default or other failure by the Company under the Termination Agreement or as otherwise provided in the Lease. As of the Termination Date, both parties are excused from any further obligations with respect to the Lease, except only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease. The Termination Agreement also provided that, notwithstanding the termination of the Lease, Alexandria shall give the Company an exclusive, irrevocable license to use the Premises for general office purposes solely related to the Company’s business until 11:59 p.m. on January 30, 2009.

Item 7.01 Regulation FD Disclosure.

As a result of the payment of the $14,714,705.50 termination fee in connection with the termination of the Lease, the Company is reducing its year-end cash forecast to a range of approximately $103 million to $105 million. The forecast does not reflect any cash payments which may be made prior to December 31, 2008 in connection with the Company’s pending tender offer for a portion of its outstanding convertible notes, because the tender offer is still pending and results of the tender offer will not be available until expiration of the tender offer, unless it is earlier terminated. Previously the Company had estimated that the year-end cash would be in the range of approximately $118 million to $120 million.

In accordance with General Instruction B.2 of Form 8-K, the information provided in Item 7.01 of this report on Form 8-K is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, and shall not be deemed incorporated by reference than filing under the Securities Act of 1933, as amended.

This report includes forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

December 9, 2008	By:	/s/ Sharon E. Tetlow

Name: Sharon E. Tetlow
Title: Senior Vice President and Chief Financial Officer